                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                       GARAN INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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

                                     [LOGO]

       [LOGO]
                                             , INCORPORATED

                                350 FIFTH AVENUE
                              NEW YORK, N.Y. 10118
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON FEBRUARY 26, 1999
                            ------------------------

    PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of GARAN, INCORPORATED, a Virginia corporation, will be held on February 26, 1999, at 2 o'clock p.m., at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia, for the following purposes:

    1. To elect three directors to the Board of Directors for a term of three years each;

    2. To ratify the selection of Citrin Cooperman & Company, LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 1999; and

    3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on January 19, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record as of that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                      By Order of the Board of Directors,

                                                      MARVIN S. ROBINSON
                                                                SECRETARY

New York, New York
January 26, 1999

    PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                     [LOGO]

       [LOGO]

                                             , INCORPORATED

                                350 FIFTH AVENUE
                              NEW YORK, N.Y. 10118
                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Garan, Incorporated ("Company") of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on February 26, 1999. The Company's Annual Report for the year ended September 30, 1998, a Notice of Annual Meeting, and a Proxy accompany this Proxy Statement. The Proxy may be revoked by the person giving it at any time prior to its use by giving written notice of such revocation to Marvin S. Robinson, Secretary, Garan, Incorporated, 350 Fifth Avenue, New York, New York 10118.

    Only holders of Common Stock of record at the close of business on January 19, 1999, are entitled to vote at the meeting. On that date there were 5,139,737 outstanding shares of Common Stock, each share having one vote. Action may be taken at the meeting if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

    The Company's executive offices are located at 350 Fifth Avenue, New York, New York 10118.

    The Company's Annual Report, this Proxy Statement, and the Notice of Annual Meeting and Proxy accompanying this Proxy Statement will be mailed to shareholders on January 27, 1999.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors consists of nine directors divided into three classes of three directors each. Three directors are to be elected at the meeting for a term of three years each. The election of each nominee requires the affirmative vote of the holders of a plurality of the votes cast in person or by proxy. It is intended that votes will be cast pursuant to the Proxies hereby solicited for the nominees named on the next page, each of whom is presently a director of the Company, unless authority to vote for the election of one or more directors shall have been withheld. Votes that are withheld will not be included in determining the number of votes cast. If at the time of the election any of the nominees should be unavailable for election, a circumstance which is not anticipated by the Board of Directors, it is intended that the Proxies will be voted for such substitute nominee or nominees as may be selected by the Nominating Committee of the Board of Directors.

    Pursuant to the Company's By-laws, the Board of Directors has nominated the following persons selected by the Nominating Committee to be elected at the Annual Meeting as directors of the Company:

                                                                                               SERVED AS    SERVED AS
                                                                        TERM TO                DIRECTOR      OFFICER
             NAME                       PRINCIPAL OCCUPATION           EXPIRE IN      AGE        SINCE        SINCE
------------------------------  -------------------------------------  ----------     ---     -----------
Richard A. Lichtenstein.......  President, Marathon                       2002            45        1989
                                  Communications Incorporated
Seymour Lichtenstein..........  Chairman of the Board (Chief              2002            72        1948         1948
                                  Executive Officer) of the Company
Marvin S. Robinson............  Vice President--General                   2002            65        1983         1980
                                  Counsel and Secretary of the
                                  Company; Attorney

    Seymour Lichtenstein and Marvin S. Robinson have occupied positions with the Company for more than the past five years. Mr. Robinson also has been a practicing attorney for more than the past five years as a member of Tannenbaum Dubin & Robinson, LLP, the law firm which has been counsel to the Company for more than the last five fiscal years. The Company intends to continue such firm as counsel for the current fiscal year. Mr. Robinson is also the Secretary of Industri-Matematik International Corp., a NASDAQ listed computer software company which is not engaged in business with the Company. Richard A. Lichtenstein, the son of Seymour Lichtenstein, has been the President and sole shareholder of Marathon Communications Incorporated, a political consulting firm, for more than the past five years.

    Each of the directors named below will continue in office after the Annual Meeting until his term expires in the year indicated:

                                                                                               SERVED AS    SERVED AS
                                                                          TERM                 DIRECTOR      OFFICER
             NAME                       PRINCIPAL OCCUPATION           EXPIRES IN     AGE        SINCE        SINCE
------------------------------  -------------------------------------  ----------     ---     -----------  -----------
Stephen J. Donohue............  Regional Manager/Executive Vice           2000            54        1993
                                  President, Capital Factors, Inc.
Rodney Faver..................  Employee (Vice President--                2001            60        1986
                                  Manufacturing) of the
                                  Company
Jerald Kamiel.................  President (Chief Operating Officer)       2000            55        1979         1979
                                  of the Company
Frank Martucci................  President, Millcross Fund Management,     2001            51        1993
                                  Inc.
Perry Mullen..................  Retired                                   2001            76        1961
William J. Wilson.............  Vice President--Finance and               2000            58        1982         1982
                                  Administration of the Company

    Rodney Faver, Jerald Kamiel, and William J. Wilson have occupied positions with the Company for more than the past five years. Stephen J. Donohue has been the Regional Manager/Executive Vice President of Capital Factors, Inc. for more than the past five years. Frank Martucci has been the President of Millcross Fund Management, Inc., a private investment company, for more than the past five years. Perry Mullen retired as an active employee (Vice President--Manufacturing) of the Company in 1989, and was a Consultant to the Company from 1990 through 1995. He was an officer of the Company from 1961 to 1989.

    The executive officers of the Company include Messrs. Kamiel, S. Lichtenstein, Robinson, and Wilson and Alexander J. Sistarenik, who has been the Company's Treasurer since 1990. Mr. Sistarenik is 52 years old and has occupied a position with the Company for more than the past five years.

    It is anticipated that all executive officers will be re-elected after the 1999 Annual Meeting of Shareholders.

    During the fiscal year ended September 30, 1998, the Board of Directors met four times.

    On November 10, 1997, and again on November 9, 1998, the Board re-appointed an Audit Committee and a Compensation Committee each consisting of Messrs. Donohue, Martucci, and Robinson. Among other matters, the Audit Committee reviews the internally-prepared quarterly and annual financial statements, meets with the Company's independent certified public accountants, and recommends a firm of independent certified public accountants to the Company. Among other matters, the Compensation Committee deals with compensation of the principal officers of the Company and also selects individuals to participate in the Company's stock option plans. See "Compensation Committee Report on Executive Compensation" below. The Audit Committee and the Compensation Committee each met informally at various times through and after the end of the 1998 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Robinson, the Vice President--General Counsel and Secretary of the Company and a member of Tannenbaum Dubin & Robinson, LLP, the law firm which is counsel to the Company, was a member of the Compensation Committee during fiscal 1998.

NOMINATING COMMITTEE

    On November 9, 1998, the Board appointed a Nominating Committee consisting of Messrs. Kamiel and Wilson to select the management nominees for director. The Nominating Committee met one time. Nominations for directors also may be made by the Company's shareholders in compliance with certain procedures set forth in the Company's By-laws. These procedures include written notice to the Secretary of the Company not less than 45 days prior to the date of the Annual Meeting, provided that if less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made, notice by the shareholder must be delivered not later than the close of business on the 10th day following the earlier of (i) the day on which notice of the date of the Annual Meeting was mailed or (ii) the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (1) the name, age, business address, and residence address of such person, (2) the principal occupation or employment of such person, (3) the number of shares of the Company's Common Stock which are beneficially owned by such person on the date of such shareholder notice, and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (1) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and
(2) the number of shares of the Company's Common Stock which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of January 19, 1999, concerning the Common Stock of the Company beneficially owned by each nominee for director, each director continuing in office, each executive officer, and all officers and directors as a group:

                                                     AMOUNT AND NATURE
                                                       OF BENEFICIAL
               NAME OF BENEFICIAL OWNER                OWNERSHIP (1)          PERCENT
                                                    -------------------       --------
Stephen J. Donohue................................                --           --
Rodney Faver......................................            39,722(2)          *
Jerald Kamiel.....................................           115,400(3)        2.2
Richard A. Lichtenstein...........................            30,266(4)          *
Seymour Lichtenstein..............................           623,068(5)       12.1
Frank Martucci....................................                --             --
Perry Mullen......................................            10,446             *
Marvin S. Robinson................................             5,956             *
Alexander J. Sistarenik...........................            15,680(6)          *
William J. Wilson.................................            45,560(7)          *
All officers and directors as a group (ten
 persons).........................................           886,098          17.1

------------
*   Less than 1%
(1) Beneficial ownership is based upon 5,139,737 shares of Common Stock outstanding at January 19, 1999. In computing the number of shares beneficially owned and the percentage beneficially owned by a person and by all executive officers and directors as a group, shares of Common Stock which may be acquired presently or within 60 days after January 19, 1999, by exercise of options are included.
(2) Includes 3,300 shares subject to options exercisable currently.
(3) Includes 20,000 shares subject to options exercisable currently.
(4) Does not include 2,596 shares owned by Richard A. Lichtenstein's wife and 1,160 shares held by Mr. Lichtenstein as custodian for his children.
(5) Does not include 19,200 shares owned by The Lichtenstein Foundation, Inc., a charitable foundation of which Seymour Lichtenstein is president and a director, 4,012 shares owned by Mr. Lichtenstein's wife, and 12,500 shares subject to options exercisable currently by Mr. Lichtenstein's wife.
(6) Includes 10,880 shares subject to options exercisable currently.
(7) Includes 20,000 shares subject to options exercisable currently.

    Except for Seymour Lichtenstein, whose mailing address is 350 Fifth Avenue, New York, New York 10118, as of January 19, 1999, the Company knows of no beneficial owner of more than 5% of its outstanding shares, except as follows
(1):

                                            AMOUNT AND NATURE
                                              OF BENEFICIAL
  NAME AND ADDRESS OF BENEFICIAL OWNER          OWNERSHIP        PERCENT
-----------------------------------------  -------------------  ---------
DePrince, Race & Zollo Inc.                      510,100(2)        9.9
201 South Orange Avenue
Orlando, Florida 32801
Royce & Associates, Inc.                         429,740(3)        8.4
1414 Avenue of the Americas
New York, New York 10019
David A. Dorsky, Karen A. Dorsky,                389,125(4)        7.6
  and Noah P. Dorsky
379 West Broadway
New York, New York 10012
Franklin Resources, Inc.                         385,100(2)        7.5
777 Mariners Island Boulevard
San Mateo, California 94404
Dimensional Fund Advisors, Inc.                  300,942(2)        5.8
1299 Ocean Avenue
Santa Monica, California 90401
Private Capital Management, Inc.                 291,300(2)        5.7
3003 Tamiami Trail North
Naples, Florida 34103
Lord, Abbett & Company                           262,300(2)        5.1
767 Fifth Avenue
New York, New York 10153

------------
(1) The information in the table excludes Cede & Company, holder of record on January 19, 1999, in its capacity as nominee for the Depository Trust Company, of 3,668,383 shares, which constitute 71.4% of the outstanding Common Stock of the Company.

(2) According to information available to the Company, these registered owners are investment advisors. The Company has no information regarding the beneficial ownership of these shares.

(3) As described in filings with the Securities and Exchange Commission and supplemented by other information available to the Company, Royce & Associates, Inc., a New York corporation, is a registered investment advisor which serves as such to various registered investment companies and other institutional accounts. Royce & Associates, Inc. has disclaimed beneficial ownership of the shares held for those entities.

(4) David A. Dorsky and Noah P. Dorsky own beneficially 52,318 and 77,178 shares, respectively, as to which each has sole dispositive power. As Trustees of certain trusts they share dispositive power over an additional 112,788 shares, and with Karen A. Dorsky as Trustees of certain other trusts and as directors of the Dorsky Foundation they share dispositive power over an additional 146,841 shares.

    Seymour Lichtenstein may be deemed to be a "control person" of the Company as that term is defined by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                           SECURITIES
              NAME AND                       ANNUAL COMPENSATION           UNDERLYING       ALL OTHER
         PRINCIPAL POSITION             YEAR     BASE SALARY    BONUS        OPTIONS     COMPENSATION (1)
------------------------------------  ---------  -----------  ----------  -------------  ----------------
Seymour Lichtenstein................       1998   $ 530,000   $  670,000                    $   45,000
Chairman                                   1997     530,000      445,000                        45,000
                                           1996     500,000      310,000                        45,000
Jerald Kamiel.......................       1998     345,000      605,000                        16,930
President                                  1997     345,000      455,000                        16,930
                                           1996     325,000      340,000       40,000           16,930
William J. Wilson...................       1998     205,000      350,000                        10,717
Vice President--                           1997     205,000      270,000                        10,615
Finance and Administration                 1996     190,000      220,000       20,000           10,490
Alexander J. Sistarenik.............       1998     160,000      100,000
Treasurer                                  1997     160,000       80,000
                                           1996     150,000       60,000       12,500

------------
(1) All Other Compensation consists of the cost of life insurance paid or to be paid by the Company pursuant to Employment Agreements with the named executive officer which is payable to such executive officer's designated beneficiary.

    The foregoing table does not include an aggregate of $310,457, $288,999, and $306,834 in salary and fees paid with respect to fiscal 1998, 1997, and 1996, respectively, to Marvin S. Robinson (Vice President--General Counsel and Secretary of the Company) and the law firm, Tannenbaum Dubin & Robinson, LLP, of which Mr. Robinson is a member. In addition, the table excludes compensation payable to the executive officers pursuant to the Company's Retirement Plans including the SERP and SBRP described below.

                 AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING               VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS AT
                          SHARES          VALUE           OF FISCAL YEAR END (#)        FISCAL YEAR END ($)(1)
                        ACQUIRED ON      REALIZED     ------------------------------  ---------------------------
NAME                   EXERCISE (#)       ($)(1)       EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------  -------------  --------------  -------------  ---------------  ------------  -------------
Jerald Kamiel........       20,000         107,600         14,118           5,882         155,298        64,702
Alexander J.
 Sistarenik..........        1,620          11,745         10,144             736         111,584         8,096
William J. Wilson....          N/A             N/A         14,118           5,882         155,298        64,702

(1) Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the exercise price.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Jerald Kamiel, Seymour Lichtenstein, and William J. Wilson, all executive officer-directors of the Company, and Rodney Faver, an employee-director of the Company, are parties to Employment Agreements with the Company, which agreements were last amended and restated as of October 1, 1996. Mr. Faver's Employment Agreement was amended further as of October 1, 1998. The term of the Employment Agreements with Messrs. Faver, Lichtenstein, and Wilson expire on September 30, 2000. The term of Mr. Kamiel's Employment Agreement expires on September 30, 2001, and will be extended each April 1 and October 1 for six months unless either party notifies the other of its or his intention to terminate the Employment Agreement at the end of the then existing term. Mr. Lichtenstein's Employment Agreement provides for a five-year consulting term after the expiration of his full time employment for a consulting fee equal to 66 2/3% of his last annual compensation as a full time employee. The Employment Agreements provide that each individual shall be compensated at a rate at least equal to his base salary for fiscal 1997, and provide for a death benefit equal to 150% of his annual compensation at the date of his death. The Employment Agreements also require the Company to provide each of those individuals with specified life insurance benefits. In addition to delineating the duties and responsibilities of the individual, each Employment Agreement provides that if the Company terminates the individual's employment and, as to Mr. Lichtenstein, his consulting arrangement, other than for "cause" as defined in his Employment Agreement, as to Messrs. Faver and Wilson, if his employment term ends and is not renewed, and, as to Mr. Kamiel, if his employment term is not extended, (a) the individual shall be entitled to receive a multiple of the individual's annual compensation at the time of termination, (b) the individual shall continue to receive certain fringe benefits for a period specified in his Employment Agreement, and (c) Mr. Kamiel can terminate his employment. The Employment Agreements also provide that each individual has the right to terminate his employment within six months of a "change in control" of the Company, as such term is defined in his Employment Agreement, and, as to Mr. Kamiel, he is not made chief executive officer of the Company within six months after a vacancy occurs, and receive a lump sum payment equal to 2.99 times his average annual compensation from the Company over the previous five years. Pursuant to the Employment Agreements, if an individual's employment is terminated by the Company, the Company has the option to invoke certain covenants of non-competition.

COMPENSATION PURSUANT TO RETIREMENT PLANS

    Effective September 28, 1981, the Company adopted three defined benefit pension plans for its employees which provide upon retirement (a) in the case of certain employees, benefits related to an employee's compensation and years of service to the Company and (b) in the case of hourly employees, benefits related to years of service to the Company. Seymour Lichtenstein, Marvin S. Robinson, and William J. Wilson are the Trustees of each pension plan. The maximum pension benefit payable to an employee on the Company's management payroll including the executive officers based on 30 years of covered service will equal 45% of the average of his or her 60 highest consecutive months' compensation during the 120 months before the earlier of his or her retiring or attaining the maximum retirement age less an amount equal to 60% of his or her primary Social Security benefit.

    Contributions under the Company's pension plan are computed on an actuarial basis. Although the executive officers other than Seymour Lichtenstein (who, under applicable law, received his pension benefit in September, 1996) are participants in a Company pension plan, the amount of contribution or accrual in respect of a specified person cannot readily be separately calculated by the actuaries for the plans.

    The maximum annual benefits payable pursuant to the Company's pension plans for employees retiring on and after October 1, 1987, are limited by the Tax Reform Act of 1986 to $90,000 subject to increase as provided in that Act and limitations for retirements prior to the Social Security retirement age. (For 1998, the maximum amount was $130,000.) Additional limits imposed by the Revenue Reconciliation Act of 1993 ("RRA 93") affect the benefits payable pursuant to the Company's pension plans after September 30, 1994. The Company adopted, effective April 1, 1989, a Supplemental Executive Retirement Plan ("SERP") for certain executive employees which restores pension benefits limited by the legislation referred to in the two previous sentences and any future legislation. The present participants are Messrs. Faver, Kamiel, S. Lichtenstein, and Wilson. The Company has elected to purchase annuity contracts to fund substantially all of its presently determinable obligations to participants in the SERP and to reimburse the participants for the current tax recognition resulting from such purchases. As a result, the restored pension benefit has been calculated on an after-tax basis. As a result of RRA 93, the Company adopted, effective January 1, 1995, a Supplemental Benefit Retirement Plan ("SBRP") for all Company employees, excluding SERP participants, whose benefits are impacted by such legislation. The SBRP benefits are funded without current tax recognition to the participants, who include Messrs. Robinson and Sistarenik.

    The following table is illustrative of the amount of annual retirement benefits based upon compensation payable pursuant to the Company's pension plan on retirement of an employee at age 65:

      HIGHEST FIVE-YEAR                ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE
AVERAGE ANNUAL COMPENSATION           PRIOR TO REDUCTION FOR SOCIAL SECURITY BENEFIT
                                     ------------------------------------------------
                                         15          20          25           30
                                     ----------  ----------  -----------  -----------
$100,000...........................  $  22,500   $  30,000   $   37,500   $   45,000
 200,000...........................     45,000      60,000       75,000       90,000
 300,000...........................     67,500      90,000      112,500      135,000*
 400,000...........................     90,000     120,000      150,000*     180,000*
 500,000...........................    112,500*    150,000*     187,500*     225,000*
 600,000...........................    135,000*    180,000*     225,000*     270,000*

    * Pursuant to the Tax Reform Act of 1986, the maximum annual benefit payable pursuant to the Company's pension plan for salaried employees retiring on and after October 1, 1987, is $90,000 subject to increase as provided in that Act. (For 1998, the maximum amount was $130,000.) In addition, that Act provides (a) that the maximum annual benefit may be increased by benefits accrued prior to October 1, 1987, and
      (b) limitations for retirements prior to the Social Security retirement age. The Company's SERP provides a benefit for certain executive employees equal to the annual retirement benefit described in the first paragraph of this section which is in all cases offset by 60% of a participant's primary Social Security benefit and by the benefit payable under the applicable pension plan. The Company's SBRP provides a benefit for other employees restoring benefits impacted by RRA 93.

      The current years of credited service of the individuals set forth in the table on page 6 are: Jerald Kamiel, 30; Alexander J. Sistarenik, 26; and William J. Wilson, 26. In addition, Marvin S. Robinson has 17 years of credited service. The maximum credited service which may be accrued is 30 years.

STOCK OPTION AND STOCK APPRECIATION PLANS

    At the 1989 Annual Meeting of Shareholders, the Company's shareholders approved the Garan, Incorporated 1989 Stock Option Plan ("1989 Plan"), and at the 1998 Annual Meeting of Shareholders, the Company's shareholders approved the Garan, Incorporated 1998 Stock Option Plan ("1998 Plan") (the 1989 Plan and 1998 Plan, collectively, "Option Plans"), for key employees of the Company and its subsidiaries. Members of the Board of Directors who are also employees of the Company or any of its subsidiaries are eligible for option grants. The Option Plans are administered by the Compensation Committee of the Board of Directors which determines, in its discretion, which key employees will be granted options, the number of shares subject to an option, the date after which an option may be exercised, whether or not an option is an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and other terms and conditions of the options. The total number of shares of Company Common Stock authorized for issuance upon the exercise of options granted under the 1989 Plan is 200,000 (after adjustment for the two-for-one stock split in December, 1992), and the total number of shares of Company Common Stock authorized for issuance upon the exercise of options granted under the 1998 Plan is 200,000. No options were granted pursuant to either Option Plan during the fiscal year ended September 30, 1998, and as of September 30, 1998, options to purchase 22,500 shares were available for grant under the 1989 Plan and options to purchase 200,000 shares were available for grant under the 1998 Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely on the Company's review of such forms furnished to the Company and representations from certain reporting persons, other than Perry Mullen, who did not file until August, 1998, a Form 4 reporting transactions in Company Stock in the month of February, 1998, the Company believes that there was compliance with all filing requirements applicable to the Company's executive officers, directors, and greater than 10% beneficial owners.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph should not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors reports to the Board of Directors with respect to compensation of executive officers as follows:

    The principal policy of the Compensation Committee in making compensation recommendations is to relate the financial interests of the executive officers of Garan, Incorporated ("Company"), including the Company's principal officers, Jerald Kamiel, Seymour Lichtenstein (the Company's Chief Executive Officer), and William J. Wilson, to the operating results of the Company and shareholder value, which are considered to reflect performance by the executive officers. In evaluating operating results, the Committee takes into account various market conditions impacting on the Company, and in assessing shareholder value, the Committee takes into account dividends, book value, and market value.

    The Compensation Committee has continued the Company's policy of maintaining annual base compensation at what the Committee believes are somewhat below competitive levels to permit reliance on bonuses to reflect executive officer performance, although the Compensation Committee uses total compensation on a year-to-year basis for comparison with the Company's operating results and shareholder value in the same years. Based upon the foregoing, the Committee recommends an increase in the total compensation of Messrs. Kamiel, Lichtenstein, and Wilson in 1998 over their 1997 levels to reflect on a year-to-year basis the level of performance underlying the improvement in operating results achieved, the continued quarterly and extra cash dividends, the increase in the market price of the Company's stock, and the continued increase in book value during 1998.

    The Compensation Committee recommends for the Company's principal officers bonuses and total compensation for fiscal 1998 and base compensation for fiscal 1999 as follows:

                                                    1998      1998 TOTAL      1999 BASE
                                                   BONUS     COMPENSATION   COMPENSATION
                                                 ----------  -------------  -------------
Jerald Kamiel..................................  $  605,000   $   950,000    $   375,000
Seymour Lichtenstein...........................     670,000     1,200,000        550,000
William J. Wilson..............................     350,000       555,000        225,000

November 9, 1998

                                                  /s/ STEPHEN J. DONOHUE
                                          --------------------------------------
                                                    Stephen J. Donohue

                                                    /s/ FRANK MARTUCCI
                                          --------------------------------------
                                                      Frank Martucci

                                                  /s/ MARVIN S. ROBINSON
                                          --------------------------------------
                                                    Marvin S. Robinson

                               SHAREHOLDER RETURN

    Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the S&P Textiles (Apparel Manufacturers) Index and the AMEX Market Value Index for the period commencing September 30, 1993, and ending September 30, 1998.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
   GARAN, INCORPORATED COMMON STOCK, THE S&P TEXTILES (APPAREL MANUFACTURERS)
                                   INDEX, AND
                          THE AMEX MARKET VALUE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            Garan, Incorporated                   S&P Textiles      AMEX Market
                   Common Stock   (Apparel Manufactured) Index      Value Index
9/30/93                  100.00                         100.00           100.00
9/30/94                   51.93                         107.37            99.66
9/30/95                   58.97                         102.21           118.32
9/30/96                   61.13                         136.35           124.13
9/30/97                   90.35                         177.10           156.29
9/30/98                  112.89                         119.27           140.52

COMPENSATION OF DIRECTORS

    Stephen J. Donohue, Richard A. Lichtenstein, and Perry Mullen each receives annual compensation of $12,500 plus reimbursement of related travel expenses for his services as a director. Marvin S. Robinson is paid for his services as a director at his usual billing rates for legal services. In lieu of compensation to Frank Martucci, the Company makes donations to charities suggested by him. The directors who are full time employees of the Company (Rodney Faver, Jerald Kamiel, Seymour Lichtenstein, and William J. Wilson) do not receive separate compensation for their services as directors.

                            RATIFICATION OF AUDITORS

    The Board of Directors, acting upon the recommendation of its Audit Committee, has selected, subject to the ratification of shareholders, Citrin Cooperman & Company, LLP to be the Company's independent certified public accountants for the fiscal year ending September 30, 1999. Robbins, Greene, Horowitz, Lester & Co., LLP, which had audited the Company's consolidated financial statements for many years prior to January 1, 1997, merged with Citrin Cooperman & Company, LLP on that date. Citrin Cooperman & Company, LLP has audited the Company's consolidated financial statements since January 1, 1997, and the Board of Directors considers them well qualified. The selection of Citrin Cooperman & Company, LLP will be ratified if a majority of the votes cast are voted in favor of ratification. Abstentions will not be treated as votes cast. It is intended that votes pursuant to the Proxies hereby solicited will be cast to ratify the selection of Citrin Cooperman & Company, LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 1999, unless a Proxy directs otherwise. No member of the firm of Citrin Cooperman & Company, LLP will be present and, accordingly, available to answer questions at the Company's Annual Meeting on February 26, 1999.

                                 OTHER MATTERS

    The Board of Directors does not know of any business to be presented at the Annual Meeting other than that which is specifically referred to in the Proxy and this Proxy Statement. If any other matters properly come before the meeting, it is the intention of the Proxy holders to vote in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 2000 Annual Meeting must be received by the Company at its executive offices, 350 Fifth Avenue, New York, New York 10118, for inclusion in the Proxy Statement and form of Proxy relating to that meeting by September 30, 1999. See "Nominating Committee" for a discussion of provisions for shareholder nominations to the Board of Directors.

                       EXPENSE OF SOLICITATION OF PROXIES

    The cost of this solicitation of Proxies will be borne by the Company. The Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone. The Company has engaged D.F. King & Co., Inc. which will provide, among other services, assistance in the solicitation of proxies for a fee of approximately $13,000. The Company reimburses banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

                      By Order of the Board of Directors,

                                                    MARVIN S. ROBINSON
                                                               SECRETARY
New York, New York
January 26, 1999

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-------------------------------------------------------------------------------
                             GARAN, INCORPORATED
-------------------------------------------------------------------------------

Mark box at right if an address change or comment has been noted on the
reverse side of this card.                                                  / /

RECORD DATE SHARES:




                                              ---------------------------------
Please be sure to sign and date this Proxy.   Date
-------------------------------------------------------------------------------


------------Shareholder sign here-------------------Co-owner sign here---------

DETACH CARD

1. Election of Directors
   Nominees (for a term of three years each):

                                              For All   Withhold    For All
                                             Nominees   From All    Except
     Richard A. Lichtenstein
      Seymour Lichtenstein                     / /        / /         / /
       Marvin S. Robinson

   Instruction: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for remaining nominee(s).

                                               For    Against   Abstain
2. Ratification of selection of auditors for   / /      / /       / /
   the fiscal year ending September 30, 1999.

3. In their discretion, the Proxies are authorized to vote upon any other business which may properly come before the meeting.

   THIS PROXY WILL BE VOTED AS DIRECTED WITH RESPECT TO THE PROPOSALS REFERRED TO IN ITEMS 1 AND 2 ABOVE, BUT IN THE ABSENCE OF SUCH DIRECTION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR REFERRED TO IN
   ITEM 1 AND FOR THE PROPOSAL REFERRED TO IN ITEM 2.

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated January 26, 1999.

                                                                    DETACH CARD

                             GARAN, INCORPORATED

Dear Shareholder,

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

If you will not be attending the Annual Meeting of Shareholders on February 26, 1999, but would like to vote your shares, please mark the boxes on this proxy card to indicate how you would like your shares to be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your proxy card must be received prior to February 26, 1999 in order to be voted.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

GARAN, INCORPORATED

                             GARAN, INCORPORATED

                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                              FEBRUARY 26, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints SEYMOUR LICHTENSTEIN and MARVIN S. ROBINSON, or either of them, with power of substitution as attorneys and proxies to appear and to vote all the shares of stock standing in the name of the undersigned at the Annual Meeting of Shareholders of GARAN, INCORPORATED to be held at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia on February 26, 1999 at 2:00 p.m., Eastern Standard Time, and at any and all adjournments thereof, as specified on the reverse.

-------------------------------------------------------------------------------
      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE
                                ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
   Please date and sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

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